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                                   EXHIBIT 3.2

                                     BYLAWS

                                       Of

                                 GENELINK, INC.

                             Adopted January 6, 1995


                               ARTICLE I - OFFICES

         1.1 Offices. The Corporation may have such offices as the board of directors may from time to time determine or the business of the Corporation may require.

                                ARTICLE II - SEAL

         2.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and words "Corporate Seal, Pennsylvania".

                      ARTICLE III - SHAREHOLDERS' MEETINGS

         3.1 Location of Shareholders' Meetings. Meetings of shareholders shall be held at the registered office of the corporation or at such other place as shall be determined by the board of directors.

         3.2 Annual Meeting. The annual meeting of the shareholders shall be held each year on such date and at such time between April 1 and July 1 as shall be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

         3.3 Quorum. The presence, in person or by proxy, of shareholders entitled to cast a least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         3.4 Action by Shareholders. Except as otherwise specified herein or provided by law, whenever any action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon.

         3.5 Notice of Meetings. Written notice of every meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting at least ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the



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Business Corporation Law of 1988, as amended or at least five days prior to the day named for other meetings, unless a greater period of notice is required in a particular case by law.

         3.6 Adjourned Meetings. When a meeting of shareholders is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.

         3.7 Judges of Election. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge.

         3.8 Special Meetings. Except as otherwise provided by law, special meetings of shareholder may be called by and held at such places as shall be fixed by the President or the board of directors. The Secretary of this corporation shall, within three business days after receipt of a written request by persons who have duly called such meeting, fix the time of the meeting, which shall be held not more than 60 days after receipt of the request, and the Secretary or the President shall give notice thereof to the shareholders. If the Secretary neglects or refuses, within such three business days to fix the time of the meeting, then the President or the board of directors may do so.

         3.9 Record Date. The books of the corporation shall not be closed against transfers of shares. The record date for determining shareholders for any purpose where such date has not been fixed by the Board of directors or by law, shall be at the close of business on the day on which the board of directors adopt the resolution relating thereto.

                             ARTICLE IV - DIRECTORS

         4.1 Number of Directors; Election; Term. The business of this corporation shall be managed by a board of directors, consisting of not less than three nor more than nine in number. The members of the board of directors shall be elected by the shareholders at the annual meeting of shareholders and each director shall serve until the next annual meeting of shareholders and until the director's successor shall have been elected and qualified, or the director's earlier resignation or removal. The number of directors to be elected by the shareholders in any year shall be determined by the shareholders at the annual meeting, and in the absence of such a determination, shall be the same number as in the preceding year. Within the limits stated in this paragraph, the number of directors may be increased at any time by the board of directors.

         4.2 Quorum. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

         4.3 Regular and Special Meetings - Timing, Location and Notice. Regular and special meeting of the board of directors shall be held at such times and places as shall be fixed by the board of directors. Written notice of every special meeting of the board of directors shall



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be given to each director at least one day before the day named for the meeting.
Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in the notice of the meeting.

         4.4 Committees Generally. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any actin requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as amended, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of the bylaws, (iv) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, or (v) action on matters committed by the bylaws or resolution of the board to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

                  ARTICLE V - ACTION OF WRITTEN CONSENT AND USE
                             OF CONFERENCE TELEPHONE

         5.1 Actions by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the shareholders or the directors, or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent thereto in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the Secretary of the Corporation.

         5.2 Participation in Meetings by Conference Telephone. One or more persons may participate in a meeting of the shareholders, of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

         5.3 Actions by Partial Written Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

                              ARTICLE VI - OFFICERS

         6.1 Officers; Term. The corporation shall have a President, Secretary, and Treasurer and such other officers and assistant officers as the board of directors shall authorize from time to time who shall be elected or appointed by the board of directors each to serve for such term as shall be determined by the board of directors and until his or her successor is chosen and shall



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have qualified or until his or her earlier resignation or removal. Any of the foregoing offices may be held by the same person.

         6.2 Authority and Duties of Officers. The officers shall have such authority and perform such duties customarily associated with their respective offices unless the board of directors shall determine otherwise.

         6.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors with or without cause, without prejudice to the contract rights, if any, of the person so removed.

                        ARTICLE VII - SHARE CERTIFICATES

         7.1 Execution of share Certificates. Every share certificate shall be executed by facsimile or otherwise, by or on behalf of the corporation, by the President and countersigned by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. In the event any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of resignation, removal or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the date of issue.

         7.2 Transfer of Shares. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificates. No transfer shall be made in a manner inconsistent wit the provisions of Article VIII of the Pennsylvania Uniform Commercial Code and its amendments and supplements.

         7.3 Lost Certificates. Any person claiming a share certificate to be lost or destroyed shall be issued a new certificate after furnishing the corporation with a satisfactory affidavit that such certificate has been lost or destroyed, and, if required by the board of directors, a bond of indemnity to the corporation with satisfactory surety to protect the corporation or any person injured by the issue of a new certificate from any liability or expense by reason thereof.

                  ARTICLE VIII - INDEMNIFICATION AND LIMITATION
                              OF DIRECTOR LIABILITY

         8.1 Indemnification. Any person who is or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not the liability arises or arose from any threatened, pending or completed action by or in the right o f the corporation) by reason of the fact that the person at any time is or shall have been a director or officer of the corporation or any of its subsidiaries, or is or shall have been serving at the written request of the corporation as a director, officer, employee or agent of another corporation, for profit or not-for-profit, partnership, joint venture, trust or other enterprise, and such person's heirs, executors and administrators, shall be indemnified by the corporation, to the fullest extent permitted by applicable law, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined to have constituted willful misconduct or recklessness. The determination that



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indemnification shall be made because such standard of conduct has been met may be made by a court, or in the absence of a court determination, shall be made by the board by a majority vote of any directors who were not parties to the action, or proceeding, even though such directors are less than a quorum, or, if no directors are disinterested, by independent legal counsel in a written opinion.

         8.2 Advancing Expenses. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative actin, suit or proceeding in advance of its final disposition upon receipt by the corporation of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that the indemnities is not entitled to be indemnified for such expenses under this Article or otherwise.

         8.3 Contract Right. The right of a person covered by Section 8.1 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 8.2 hereof (1) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and such person, and (2) shall continue to exist, if this Article 8 is rescinded or restrictively modified, with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

         8.4 Non-Exclusivity of Indemnification; Insurance. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any bylaw, agreement, vote of directors, or otherwise. The corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by Pennsylvania law as in effect at the adoption of this bylaw or as amended from time to time. The corporation may create a fund of any nature which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification under this bylaw.

         8.5 Limitation of Director Liability. Each person who at any time is or shall have been a director of this corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) such person as director has breached or failed to perform the duties of his office under 15 Pa.C.S. Subchapter 17B, and (2) the breach or failure to perform constitutes self dealing, willful misconduct or recklessness. The provisions of this bylaw shall not apply to: (1) responsibility or liability of such person as director pursuant to any criminal statute; or (2) the liability of a director for payment of taxes pursuant to local, state or federal law. The provisions of this bylaw shall be construed to limit the liability of such person as director in accordance with and to the full extent permitted by Pennsylvania law as in effect at the time of the adoption of this bylaw or as amended from time to time.

                               ARTICLE IX - NOTICE

         9.1 Manner of Giving Notice. Except as otherwise specifically provided in these bylaws, whenever the corporation is required to give written notice to any person under these bylaws or by statute, it may be given to such person, either personally or by sending a copy



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thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received), courier service, charges prepaid, or by telecopier to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or by courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United State mail, with a courier service or with a telegraph office for delivery to such person or, in the case of telex or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

                             ARTICLE X - AMENDMENTS

         10.1 Amendments to Bylaws. The bylaws of the corporation may be amended or repealed by a majority vote of the members of the board of directors, unless otherwise provided by law, subject always to the power of the shareholders entitled to vote to change such action.







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                            ARTICLE XI - FISCAL YEAR

         11.1 Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

                        ARTICLE XII - CORPORATE DIVISION

         12.1 Plan of Division. Any plan of division shall require approval of the shareholders, in the manner provided in Section 3.4 hereof, notwithstanding any provision in the Pennsylvania Business Corporation Law of 1998, as amended to the contrary.












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